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                                                                    EXHIBIT 23.2

The Board of Directors and Shareholders
United States Filter Corporation

  We consent to the use of our reports included herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the prospectus.

                                          KPMG Peat Marwick LLP
Orange County, California

April 26, 1995